CB&I Reports 2014 Third Quarter Results

Year Over Year Revenue up 13% and Earnings up 37%
THE WOODLANDS, Texas, Oct. 23, 2014 /PRNewswire/ -- CB&I (NYSE: CBI) today reported adjusted net income for the third quarter of $164.7 million, or $1.51 per diluted share, excluding integration related costs of $2.8 million, or $0.03 per diluted share, up 35 percent from the third quarter 2013. In the quarter GAAP net income was $161.8 million, or $1.48 per diluted share, up 37 percent over the comparable period. Revenue for the third quarter was $3.4 billion, up from $3.0 billion, or 13 percent from the third quarter 2013. New awards for the third quarter totaled $3.0 billion, which resulted in a backlog of $30.7 billion.
“We are pleased with the third quarter results and $13 billion in new awards year to date, which reflect our ability to capitalize on key end markets we have been pursuing across our operating groups,” said Philip K. Asherman, CB&I’s President and Chief Executive Officer. “Our net cash provided from operating activities for the quarter was $25.1 million, and our liquidity is solid. We enter the fourth quarter forecasted to achieve revenue and EPS consistent with market expectations, and we look forward to a strong start to 2015.”
CB&I’s third quarter new awards reflect the continuing development of major oil, gas and petrochemical projects in North America, robust storage and fabrication activity in the Middle East and high demand for technology solutions globally, particularly in Asia Pacific and the Middle East. Significant awards by end markets included LNG, ranging from additional scope to front end engineering and design (FEED) for LNG export terminals in North America; Petrochemicals, ranging from technology and engineering for polypropylene and gasification units in China to on-purpose propylene in Europe; Refining, including technology and storage in the Middle East and Asia; and Gas Processing, including the supply of process modules in North America.
Earnings Conference Call
CB&I will host a webcast on Oct., 23 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.
Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Revenue	$3,380,733	$2,992,050	$9,603,244	$8,094,270
Cost of revenue	2,987,539	2,675,481	8,527,473	7,234,466
Gross profit	393,194	316,569	1,075,771	859,804
% of Revenue	11.6%	10.6%	11.2%	10.6%

Selling and administrative expense	92,585	93,699	309,783	280,564
% of Revenue	2.7%	3.1%	3.2%	3.5%

Intangibles amortization	16,789	17,411	49,845	42,682
Equity earnings	(6,673)	(5,734)	(14,003)	(16,137)
Other operating (income) expense, net	(132)	3,800	(777)	2,136
Acquisition and integration related costs	4,563	5,257	22,167	76,477
Income from operations	286,062	202,136	708,756	474,082
% of Revenue	8.5%	6.8%	7.4%	5.9%

Interest expense	(21,337)	(22,569)	(61,899)	(66,072)
Interest income	2,584	1,340	6,121	5,209
Income before taxes	267,309	180,907	652,978	413,219

Income tax expense	(83,419)	(47,944)	(199,276)	(117,684)
Net income	183,890	132,963	453,702	295,535

Less: Net income attributable to noncontrolling interests	(22,048)	(15,275)	(60,505)	(38,196)
Net income attributable to CB&I	$161,842	$117,688	$393,197	$257,339

Net income attributable to CB&I per share:
Basic	$1.50	$1.10	$3.64	$2.44
Diluted	$1.48	$1.08	$3.61	$2.41

Weighted average shares outstanding:
Basic	108,199	107,277	107,993	105,398
Diluted	109,209	108,665	109,061	106,874

Cash dividends on shares:
Amount	$7,574	$5,370	$22,700	$16,078
Per share	$0.07	$0.05	$0.21	$0.15

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition and integration related costs) (1)

Adjusted income from operations	$290,625	$207,393	$730,923	$550,559
Adjusted % of Revenue	8.6%	6.9%	7.6%	6.8%

Adjusted net income attributable to CB&I	$164,671	$121,344	$407,425	$318,521
Adjusted net income attributable to CB&I per share (diluted)	$1.51	$1.12	$3.74	$2.98

(1) The exclusion of Shaw acquisition and integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013

		% of		% of		% of		% of
NEW AWARDS (1)		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$1,761,714	59%	$1,371,797	55%	$9,892,797	76%	$4,095,213	59%
Fabrication Services	478,987	16%	681,068	27%	1,360,301	11%	1,882,205	27%
Technology	387,488	13%	139,764	6%	817,134	6%	399,906	6%
Environmental Solutions (2)	347,816	12%	305,557	12%	906,339	7%	580,598	8%
Total	$2,976,005		$2,498,186		$12,976,571		$6,957,922

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$2,370,342	70%	$1,907,799	64%	$6,629,897	69%	$5,204,379	64%
Fabrication Services	631,450	19%	707,026	24%	1,903,062	20%	1,877,545	23%
Technology	144,975	4%	155,941	5%	444,529	5%	468,723	6%
Environmental Solutions (2)	233,966	7%	221,284	7%	625,756	6%	543,623	7%
Total	$3,380,733		$2,992,050		$9,603,244		$8,094,270

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Engineering, Construction and Maintenance (2)	$164,464	6.9%	$86,382	4.5%	$397,411	6.0%	$239,640	4.6%
Fabrication Services	57,578	9.1%	72,184	10.2%	168,705	8.9%	184,103	9.8%
Technology	48,925	33.7%	44,804	28.7%	134,891	30.3%	116,710	24.9%
Environmental Solutions (2)	19,658	8.4%	4,023	1.8%	29,916	4.8%	10,106	1.9%
Total operating groups	$290,625	8.6%	$207,393	6.9%	$730,923	7.6%	$550,559	6.8%
Acquisition and integration related costs	(4,563)		(5,257)		(22,167)		(76,477)
Total	$286,062	8.5%	$202,136	6.8%	$708,756	7.4%	$474,082	5.9%

(1) New awards represents the value of new project commitments received by the Company during a given period.

(2) The 2013 results for a large engineering, procurement and construction project in the U.S. that was previously reported within our Environmental Solutions (formerly Government Solutions) operating group has been reclassified to our Engineering, Construction and Maintenance operating group to conform to its classification in 2014, reflecting the present management oversight for the project.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS

Current assets	$3,393,788	$3,389,565
Equity investments	103,684	101,754
Property and equipment, net	776,361	788,797
Goodwill and other intangibles, net	4,777,562	4,854,191
Other non-current assets	219,477	255,286
Total assets	$9,270,872	$9,389,593

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and other borrowings	$650,158	$215,000
Other current liabilities	3,756,682	4,582,624
Long-term debt	1,591,179	1,625,000
Other non-current liabilities	406,048	459,531

Shareholders' equity	2,866,805	2,507,438
Total liabilities and shareholders’ equity	$9,270,872	$9,389,593

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Nine Months
	Ended September 30,
	2014	2013
CASH FLOWS

Cash flows from operating activities	$(349,293)	$(193,979)
Cash flows from investing activities	(74,573)	(1,797,258)
Cash flows from financing activities	302,348	1,901,483
Effect of exchange rate changes on cash and cash equivalents	(27,540)	(10,678)
Decrease in cash and cash equivalents	(149,058)	(100,432)
Cash and cash equivalents, beginning of the year	420,502	643,395
Cash and cash equivalents, end of the period	$271,444	$542,963

OTHER FINANCIAL DATA

Increase in receivables, net	$(222,207)	$(242,507)
Change in contracts in progress, net	(994,458)	(385,098)
Decrease (increase) in inventory	17,106	(11,985)
Increase (decrease) in accounts payable	68,105	(98,338)
Change in contract capital	$(1,131,454)	$(737,928)

Depreciation and amortization	$135,281	$130,685
Capital expenditures	$79,511	$60,524

	September 30, 2014	December 31, 2013
Backlog (1)	$30,660,564	$27,794,212

(1) Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Adjusted income from operations

Income from operations	$286,062	$202,136	$708,756	$474,082
Acquisition and integration related costs	4,563	5,257	22,167	76,477
Adjusted income from operations	$290,625	$207,393	$730,923	$550,559
Adjusted % of Revenue	8.6%	6.9%	7.6%	6.8%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$161,842	$117,688	$393,197	$257,339
Acquisition and integration related costs, net of tax (1)	2,829	3,656	14,228	61,182
Adjusted net income attributable to CB&I	$164,671	$121,344	$407,425	$318,521

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$1.48	$1.08	$3.61	$2.41
Acquisition and integration related costs, net of tax (1)	0.03	0.04	0.13	0.57
Adjusted net income attributable to CB&I	$1.51	$1.12	$3.74	$2.98

(1) The three and nine month periods ended September 30, 2014 include $4,563 and $22,167, respectively, of integration related costs, less the tax impact of $1,734 and $7,939, respectively. The per share amounts for the three and nine month periods are based upon diluted weighted average shares of 109,209 and 109,061, respectively.

The three and nine month periods ended September 30, 2013 include $5,257 and $76,477, respectively, of acquisition and integration related costs, and the nine month period ended September 30, 2013 includes $10,517 of acquisition related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1 2013). These costs total $5,257 and $86,994, less the tax impact of $1,601 and $25,812, respectively. The per share amounts for the three and nine month periods are based upon diluted weighted average shares of 108,665 and 106,874, respectively.

CONTACT: Media, www.cbi.com, Investors, Christi Thoms, +1 832 513 1200